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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in The TJX Companies, Inc.'s Annual Report on Form 10-K for the year ended January 27, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
May 8, 2001